Exhibit 99.1

Vyome Holdings Reports Second Quarter 2026 Results Highlighted By Advancement Of Lead
VT-1953 Program, Pipeline Expansion And Strong Balance Sheet

CAMBRIDGE, Mass., August 25, 2026 — Vyome Holdings, Inc. (“Vyome”), a clinical-stage biopharmaceutical company focused on immuno-inflammatory and rare disease conditions, today reports financial results for the second quarter ended June 30, 2026, and provides a corporate update.

Krishna Gupta, Chairman of Vyome Holdings, said, “Vyome continues to execute with focus and discipline across its development programs while maintaining a methodical and conservative approach to capital allocation. During the quarter, we advanced our lead VT-1953 program, broadened our pipeline through the Impetis agreement and continued to strengthen our intellectual property portfolio. With a strong balance sheet and disciplined capital structure, we believe Vyome is well positioned to pursue its development priorities and create long-term shareholder value.”

Venkat Nelabhotla, Vyome President and Chief Executive Officer, stated, “VT-1953 remains our lead priority. The Phase 2 data presented this year demonstrated statistically significant improvements in malodor, the patient-reported impact of malodor on daily life, and lesion pain, with no treatment-emergent adverse events reported. In March 2026, we submitted a pre-IND briefing package to the FDA that included our proposed pivotal clinical study strategy for the treatment of malodor and other symptoms associated with malignant fungating wounds. During the second quarter of 2026, the Company received the FDA’s written response on the proposed clinical development program. The Company is incorporating the FDA’s feedback, preparing the appropriate supporting package, and plans to continue its engagement with the FDA through a Type C meeting to further advance the clinical development program.

“At the same time, we are selectively building additional opportunities around our core immuno-inflammatory strategy. Our agreement with Impetis adds two selective JAK inhibitor assets and provides potential access to important autoimmune and inflammatory disease categories. We intend to advance these opportunities in a disciplined manner with non-dilutive methods while keeping VT-1953 as our primary development focus. Importantly, we continue to maintain a clean capital structure with no debt, no preferred stock, and no toxic financing instruments. We believe this combination of focused clinical execution, pipeline optionality, and financial discipline provides a strong foundation for long-term shareholder value,” concluded Mr. Nelabhotla.

Second Quarter 2026 and Recent Corporate Highlights

●	In March 2026, submitted a pre-IND briefing package to the FDA including the proposed pivotal clinical study strategy for VT-1953; received the FDA’s written response on the proposed clinical development program during the second quarter is incorporating the FDA’s feedback, preparing the appropriate supporting package, and plans to continue its engagement with the FDA through a Type C meeting to further advance the clinical development program.

●	Presented Phase 2 clinical data on lead candidate VT-1953 topical gel for treatment of malignant fungating wounds (MFW) at the American Association for Cancer Research (AACR), including:

o	Statistically significant reduction in malodor (primary endpoint)

o	Statistically significant improvement in patient-reported impact of malodor on daily life

o	Statistically significant improvement in lesion pain

o	No treatment-emergent adverse events

●	Signed agreement with Impetis Biosciences Limited (“Impetis’) to in-license two selective JAK inhibitor assets designed for higher selectivity to potentially treat autoimmune and inflammatory conditions

●	Received a granted Chinese patent covering formulation and therapeutic use claims related to VB-1953 topical gel program for treating inflammatory acne

Financial Results for the Quarter Ended June 30, 2026

●	Cash and cash equivalents were approximately $7.9 million as of June 30, 2026, compared with approximately $5.0 million as of December 31, 2025

●	Total current assets were approximately $8.2 million as of June 30, 2026

●	Total stockholders’ equity was approximately $7.3 million as of June 30, 2026

●	Total operating expenses for the quarter ended June 30, 2026, were approximately $874,000, including approximately $507,000 in research and development expenses and approximately $365,000 in selling, general, and administrative expenses

●	Net loss attributable to common shareholders for the quarter ended June 30, 2026, was approximately $720,000, or approximately $0.10 per basic and diluted share

Complete financial results can be found in the Company’s recent Quarterly Report on Form 10-Q available at sec.gov.

About Vyome Holdings, Inc.:

Vyome is building the world’s premier platform spanning the US-India innovation corridor. Vyome’s immediate focus is on leveraging its clinical-stage assets to transform the lives of patients with immuno-inflammatory conditions. By applying groundbreaking science and its unique positioning, Vyome seeks to deliver lasting value to shareholders in a hyper cost-efficient manner while upholding global standards of quality and safety.

To learn more, please visit  www.vyometx.com

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project,” “outlook”, and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such statements include, but are not limited to, statements contained in this press release relating to Vyome’s business strategy, Vyome’s clinical development plans and expected timelines, the expected therapeutic potential of Vyome’s product candidates and pipeline assets, Vyome’s intellectual property strategy, Vyome’s future operating results, and Vyome’s liquidity and capital resources outlook. Forward-looking statements are based on Vyome’s current expectations and assumptions regarding Vyome’s business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Vyome’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. Vyome cautions you, therefore, against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, Vyome’s ability to raise capital to fund continuing operations; the timing and outcome of Vyome’s interactions with the FDA; our ability to successfully design, initiate, enroll, and complete clinical trials; our ability to protect Vyome’s intellectual property rights; the impact of any infringement actions or other litigation brought against Vyome; competition from other providers and products; Vyome’s ability to develop and commercialize products and services; changes in government regulation; and other factors relating to Vyome’s industry, operations and results of operations described in the Vyome’s Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and subsequent filings with the SEC. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Factors or events that could cause Vyome’s actual results to differ may emerge from time to time, and it is not possible for Vyome to predict all of them. Vyome cannot guarantee future results, levels of activity, performance, or achievements. Vyome assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, except as may be required under applicable securities law.

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SUMMARY FINANCIAL STATEMENTS

SUMMARY OF CONDENSED CONSOLIDATED BALANCE SHEETS AS OF

	June 30, 2026	December 31, 2025

Cash and cash equivalents	$7,887,510	$4,982,333
Other current assets	265,843	455,988
Long term assets	1,023,009	1,058,856
Total assets	$9,176,362	$6,497,177

Liabilities	$1,864,656	$2,735,160
Total Stockholders’ equity (deficit)	7,311,706	3,762,017
Total liabilities and stockholders’ equity	$9,176,362	$6,497,177

SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Six months ended June 30, 2026	Six months ended June 30, 2025
Revenues	$58,546	$248,535
Cost of goods sold	(30,243)	(69,881)

Gross profit	28,303	178,654

Operating expenses	2,020,809	701,839
Operating loss	(1,992,506)	(523,185)

Interest and other expenses, net	287,302	(79,547)

Net loss	$(1,705,204)	$(602,732)

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